Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of KNOT Offshore Partners LP, a Marshall Islands limited partnership (the “Partnership”), certifies, to such officer’s knowledge, that:

The annual report on Form 20-F for the year ended December 31, 2013 of the Partnership (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

KNOT OFFSHORE PARTNERS LP

By:	/s/ ARILD VIK
Name:	Arild Vik
Title:	Principal Executive Officer
and Principal Financial Officer

Date: April 14, 2014